Exhibit 11

                    SEROLOGICALS CORPORATION AND SUBSIDIARIES
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (1)
                      (in thousands, except per share data)

                                                         Quarter Ended
                                                         -------------
                                                  March 31,          March 30,
                                                    1996               1997
                                                 ----------         ----------

NET INCOME PER SHARE - PRIMARY

  Weighted average number of common
   shares outstanding                              12,632              14,127

  Shares issued upon assumed conversion
   of 4.5% convertible note                            --                  54

  Shares issued upon assumed exercise of
   outstanding stock options and warrants (2)         825                 900
                                                  -------             -------
  Weighted average number of common and common
   equivalent shares outstanding                   13,457              15,081
                                                  -------             -------
                                                  -------             -------
  Net income                                       $1,628              $2,526

  Add back interest, net of tax, assuming
   conversion of 4.5% convertible note                 --                   8
                                                  -------             -------
  Net income, assuming conversion of
   4.5% convertible note                           $1,628              $2,534
                                                  -------             -------
                                                  -------             -------
Net income per common share-primary                 $0.12               $0.17
                                                  -------             -------
                                                  -------             -------

NET INCOME PER SHARE -- FULLY DILUTED

  Weighted average number of common shares
   outstanding                                     12,632              14,127

  Shares issued upon assumed exercise of
   outstanding stock options and warrants (2)         825                 900

  Shares issued upon assumed conversion of
   4.5% convertible note                               --                  54

  Shares issued upon assumed conversion of
   5.25% convertible note                             375                 375
                                                  -------             -------
  Weighted average number of fully diluted
   shares outstanding                              13,832              15,456
                                                  -------             -------
                                                  -------             -------
  Net income                                       $1,628              $2,526

  Add back interest, net of tax, assuming
   conversion of 4.5% convertible note                 --                   8

  Add back interest, net of tax, assuming
   conversion of 5.25% convertible note                67                  34
                                                  -------             -------
Net income, assuming conversion of notes           $1,695              $2,568
                                                  -------             -------
                                                  -------             -------
Net income per common share-fully diluted           $0.12               $0.17
                                                  -------             -------
                                                  -------             -------

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(1)  All numbers of shares in this exhibit are weighed on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period. All information included herein gives retroactive effect to a 3-for-2 stock split effective February 28, 1997.

(2) Based on the treasury stock method using an average market price of $18.66 for 1996 and $18.98 for 1997.